As filed with the Securities and Exchange Commission on July 9, 1997
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                             TEXFI INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                          56-0795032
  (State or other jurisdiction of                        (IRS Employer
   incorporation or organization)                    Identification No.)

                              5400 GLENWOOD AVENUE
                                    SUITE 215
                          RALEIGH, NORTH CAROLINA 27612
                                 (919) 783-4736
               (Address, including zip code, and telephone number
        including area code, of Registrant's principal executive offices)
                                 DANE L. VINCENT
                              5400 GLENWOOD AVENUE
                                    SUITE 215
                          RALEIGH, NORTH CAROLINA 27612
                                 (919) 783-4736
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                   Copies to:
         Jonathan Goldstein, Esq.                   Richard C. Hoffman, Esq.
         Winston & Strawn                           Richard C. Hoffman, P.C.
         200 Park Avenue                            16 Cove Road
         New York, New York 10166                   Old Greenwich, CT 06870
         (212) 294-6700                             (203) 698-1665
                                  -------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                 ---------------
                         CALCULATION OF REGISTRATION FEE


         Title of each class of              Number of        Proposed maximum      Proposed maximum
            securities to be                shares to be      offering price per     aggregate offering         Amount of
               registered                    registered           share (1)              price (1)          registration fee

Common Stock, $1.00 par value.........        924,000               $4.47                $4,130,280              $1,252
========================================  ================  ====================== ====================== ====================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices reported on the New York Stock Exchange Composite Tape on July 7, 1997.
                                 ---------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                           SUBJECT TO COMPLETION, DATED JULY 9, 1997

PROSPECTUS
                                 924,000 SHARES
                             TEXFI INDUSTRIES, INC.
                          COMMON STOCK, $1.00 PAR VALUE
                                 --------------

         This Prospectus relates to 924,000 shares (the "Shares") of Common Stock, par value $1.00 per share ("Common Stock"), of Texfi Industries, Inc. (the "Company"), which have been issued pursuant to a Stock and Option Purchase Agreement, dated as of May 24, 1994 (the "Stock and Option Purchase Agreement"), by and between the Company and Chadbourne Corporation (the "Selling Stockholder") to, and which may be offered for resale from time to time by, the Selling Stockholder.

         The Company's Common Stock is listed on the New York Stock Exchange under the symbol "TXF". On July 7, 1997, the reported last sale price of the Common Stock on the New York Stock Exchange Composite Tape was $4.44 per share.

         SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                 --------------


                      Price to         Underwriting Discounts       Proceeds to       Proceeds to the
                       Public              and Commissions          the Company      Selling Stockholder

Per Share.........     $(1)(2)                 $(1)(2)                $0(3)               $(1)(4)
Total...............   $(1)(2)                 $(1)(2)                $0(3)               $(1)(4)

(1) The Selling Stockholder may from time to time offer and sell the Shares held by it directly or through agents or broker-dealers on terms, including the price per share, to be determined at the time of sale.

(2) To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. The Selling Stockholder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.

(3) The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

(4) The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered hereby will be the purchase price thereof, less the aggregate brokerage commissions, agent's discount or underwriter's discount, if any, and the expenses of registration and distribution (which will be borne by the Selling Stockholder).

         No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

         Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is July ____, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains such materials at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and such reports, proxy statements and other information concerning the Company can be inspected at such Exchange.

         The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 1, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended January 31, 1997;

         (c) The Company's Quarterly Report on Form 10-Q for the period ended May 2, 1997; and

         (d) The description of the class of securities being offered which is contained in the Company's Form 8-A/A dated July 9, 1997.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the Shares offered hereby are sold or which deregisters all the Shares then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal office: Texfi Industries, Inc., 5400 Glenwood Avenue, Suite 215, Raleigh, North Carolina 27612, Attention: Dane
L. Vincent, Vice President, Chief Financial Officer and Treasurer, telephone number (919) 783-4736.

                                   THE COMPANY

         The Company was incorporated in Delaware in 1963. The Company manufactures and markets a diverse line of textile products from a variety of raw materials, including natural and synthetic materials. The Company's principal executive offices are located at 5400 Glenwood Avenue, Suite 215, Raleigh, North Carolina 27612, telephone (919) 783-4736.

         The Company's operations include two divisions: Texfi Blends and Texfi Narrow Fabrics. The Texfi Blends division is the Company's largest division, operating three manufacturing facilities located in Rocky Mount and Fayetteville, North Carolina and Jefferson, Georgia. The division's sales and marketing headquarters are in New York City, with branch offices or agents in other major cities throughout the United States and Europe. The Texfi Blends division manufactures products made from textured polyester, flame-retardant polyester, and blends of polyester, rayon, and wool. These products are sold worldwide to the mens' wear, womens' wear and childrens' wear apparel, uniform, home furnishings, and export markets.

         The Texfi Narrow Fabrics division operates manufacturing facilities in Asheboro, North Carolina. It maintains a sales office in Asheboro, North Carolina and agents in several United States cities. Texfi Narrow Fabrics manufactures products from polyester, nylon and rubber which are sold domestically to the intimate apparel, insert apparel, medical and automotive markets.

"SAFE HARBOR" STATEMENT UNDER SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Except for the historical information presented, the matters disclosed in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference herein include forward-looking statements. These statements represent the Company's judgment on the future and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, without limitation, the factors discussed under the heading "Risk Factors" below and factors that are addressed from time to time in the documents incorporated or deemed to be incorporated herein by reference herein.

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS.

         INDUSTRY CONDITIONS. The textile and apparel industry is highly competitive with a large number of domestic and foreign manufacturers, none of which dominates the market for any of the Company's product lines. The Company competes on the basis of styling, price, product performance and customer service. The failure of the Company to compete effectively in this environment could have a material adverse effect on its results of operations and financial condition.

         The Company and the U.S. textile industry are sensitive to the business cycle of the national economy. This has contributed historically to fluctuations in the Company's results of operations and such fluctuations can be expected to occur in the future.

         The North American Free Trade Agreement ("NAFTA"), which became effective on January 1, 1994, has created a free-trade zone among Canada, Mexico and the U.S. NAFTA contains safeguards which were sought by the U.S. textile industry, including a rule of origin requirement that products be processed in one of the three countries in order to benefit from the agreement. NAFTA will phase out all trade restrictions and tariffs on textiles and apparel among the three countries. In addition, legislation has been proposed that would grant benefits to other countries in the Caribbean and Central and South America that are roughly equivalent to those applicable to Mexico under NAFTA. There can be no assurance that NAFTA, or the possible adoption of proposed legislation, will not adversely affect the Registrant.

         The World Trade Organization was formed in January 1995 and is the successor to the General Agreement on Tariffs and Trade. This new multilateral trade organization has set forth mechanisms by which world trade in textiles and clothing is being progressively liberalized by phasing-out quotas and reducing duties over a ten-year period which began in January of 1995. There can be no assurance that this reduction in import protection for domestic textile manufacturers will not adversely affect the Registrant.

         LOSSES FROM OPERATIONS; POSSIBILITY OF FUTURE LOSSES. The Company had losses from continuing operations of $1,424,000, $734,000 and $2,584,000 for the fiscal years ended November 1, 1996, November 3, 1995 and October 28, 1994, respectively. At November 1, 1996, the Company had an accumulated stockholders' deficit of $47,062,000. There can be no assurance that the Company will operate profitably in the future.

         ABSENCE OF DIVIDENDS. The Company has not, in recent years, paid any cash or other dividends on its Common Stock, and there can be no assurance that the Company will pay cash dividends in the foreseeable future. Certain agreements to which the Company is a party contain certain limitations on the Company's ability to pay dividends.

         RAW MATERIALS. The Company purchases from outside suppliers natural and synthetic fibers, rubber, dyes and chemicals for use in its fabric manufacturing operations. Although the Company has been able to acquire sufficient quantities of raw materials for its operations in the past, any shortage of supply or significant price increases could adversely affect its results of operations.

         GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL CONSIDERATIONS. The Company's operations must meet extensive federal, state and local regulatory standards in the areas of safety, health and environmental pollution controls. The existence of groundwater contaminants primarily of a type often found in commonly used industrial solvents was discovered at one of the Company's facilities. This facility has not been operated by the Company since 1980 and has been sold to another party. The State of North Carolina has issued a permit to discharge treated groundwater, and treatment systems have been installed to complete groundwater remediation. The Company's cost to monitor and maintain the treatment system will be approximately $54,000 annually until the site is remediated. In addition, there may be other potential environmental conditions at the site to be addressed, and the remedial plan does not cover these conditions; however, management does not believe that the cost of taking corrective action will have a material adverse effect on the Company's financial condition.

                               SELLING STOCKHOLDER

                  The Selling Stockholder is Chadbourne Corporation. Two of the executive officers and directors of Chadbourne Corporation, Richard L. Kramer and William L. Remley, are also directors and executive officers of the Company. The Shares offered hereby are being registered pursuant to the demand of the Selling Stockholder pursuant to the Stock and Option Purchase Agreement. Prior to the offering, as of July 7, 1997, the Selling Stockholder beneficially owned 2,043,700 shares of Common Stock (including 600,000 shares of Common Stock subject to an option (the "Option") exercisable on or prior to May 24, 1999 granted pursuant to the Stock and Option Purchase Agreement), representing approximately 23.4% of the outstanding Common Stock. If all of the Shares are sold, after the offering the amount and the percentage of the Company's Common Stock (assuming the Selling Stockholder has exercised the Option) that would be owned by the Selling Stockholder is 1,119,700 shares or 12.8% of the Company's outstanding Common Stock.

                                 USE OF PROCEEDS

         The Shares are being offered hereby for the account of the Selling Stockholder. Accordingly, the Company will not receive any of the proceeds from the sale of the Shares offered hereby.

                              PLAN OF DISTRIBUTION

         Although the Selling Stockholder has advised the Company that it does not currently have an intent to immediately sell the Shares, the Selling Stockholder may choose to sell all or a portion of its Shares from time to time in the manner described herein. Sales of the Shares offered hereby may be effected from time to time by the Selling Stockholder, or pledgees, donees or transferees of or other successors in interest to the Selling Stockholder, in one or more transactions (which may involve block transactions) on the New York Stock Exchange or such other exchange or market on which the Common Stock may from time to time be traded, in negotiated transactions or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, including purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus. Such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Stockholder or such purchasers, if in excess of those customary for the types of transactions involved, will be disclosed in a supplemental prospectus).

         The Selling Stockholder and any broker-dealer that participates with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholder and its officers, directors, employees and agents and each person who controls the Selling Stockholder (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act, and to make such provisions as are reasonably requested by the indemnified party for contribution in the event such indemnification is unavailable for any reason. The Stock and Option Purchase Agreement provides that the Company will use its best efforts to effect the registration and the sale of the Shares in accordance with the intended method of disposition thereof, which includes, if requested, entering into underwriting agreements in customary form. Such agreements may contain provisions requiring the Company to indemnify persons deemed to be underwriters and provisions for contribution in the event such indemnification is unavailable.

         The costs and expenses of the registration and distribution of the Shares will be paid by the Selling Stockholder.

         The Selling Stockholder has certain rights to request that the Company register the Shares under the Securities Act (a "Demand Registration") pursuant to provisions of the Stock and Option Purchase Agreement and the Registration Statement of which this Prospectus is a part has been filed under these provisions. The Stock and Option Purchase Agreement provides that the Company must use its best efforts to keep the Registration Statement, of which this Prospectus is a part, continuously effective and usable for a period of at least 270 days from the date on which the Commission declares the Registration Statement effective or such shorter period which will terminate when all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement. The Selling Stockholder has the right to one additional Demand Registration under the Stock and Option Purchase Agreement.

                                  LEGAL MATTERS

         The legality of the issuance of the Shares offered hereby will be passed upon for the Company by Schell Bray Aycock Abel & Livingston P.L.L.C.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended November 1, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF
ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                     ----------------------

                        TABLE OF CONTENTS
                                                             Page

Available Information...........................................2

Incorporation of Certain Documents by
  Reference.....................................................2

The Company.....................................................3

"Safe Harbor" Statement under Section 27A of the Securities
 Act of 1933, as amended, and Section 21E of the Securities
 Exchange Act of 1934, as amended...............................3

Risk Factors....................................................3

Selling Stockholder.............................................5

Use of Proceeds.................................................5

Plan of Distribution............................................5

Legal Matters...................................................6

Experts.........................................................6
    __________________

        PROSPECTUS
     __________________





  TEXFI INDUSTRIES, INC.





      924,000 SHARES

       COMMON STOCK













      July ____, 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all fees and expenses payable by the Selling Stockholder in connection with the issuance and distribution of the Shares being registered hereby (other than underwriting discounts and commissions) (except that the Company will pay its internal expenses including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties). All of such expenses, except the Securities and Exchange Commission filing fee, are estimated.

         SEC filing fee............................$1,252
         Legal fees and expenses...................50,000
         Accounting fees and expenses...............3,000
         Miscellaneous................................500
                  Total...........................$54,752

ITEMS 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The certificate of incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL. The by-laws of the Company provide that the Company shall indemnify its directors and officers to the extent and under the circumstances permitted by Section 145 of the GCL.

         Article VI of the by-laws of the Company provides as follows:

         "Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 3. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 4. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         Section 6. In any case where the indemnification and advancement of expenses of a director or officer is neither mandated nor prohibited by Sections 1, 2, 4 or 5 of this Article, or in the case of an employee or agent of the Corporation who is not a director or officer of the Corporation, the Corporation may by vote of the disinterested directors (as defined under Delaware law) or the stockholders, indemnify or agree to indemnify such person to the extent permitted by applicable law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil or criminal, to which he is or was, or is threatened to be made, a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 7. Any indemnification and advancement of expenses mandated or permitted to be made under this Article to a person who was a director, officer, employee or agent shall, unless otherwise provided when authorized or ratified, continue even though such person has ceased to be a director, officer, employee or agent, if such indemnification is made on account of expenses, judgments, fines, or amounts paid in settlement reasonably incurred by him by reason of his former office or position; and any indemnification provided for hereunder shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any other provisions set forth in this Article, indemnification shall be mandated or permitted hereunder only to the extent that such indemnification shall not duplicate indemnity or reimbursement received by the person to be indemnified otherwise than under this Article.

         Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise.

         Section 9. The provisions of this Article VI are separable, and if any provision be held invalid, all other provisions shall remain fully in effect and such invalid provision shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this Article VI that the Corporation indemnify each of its directors, officers, employees and agents to the maximum extent permitted by law.

         Section 10. For purposes of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         A list of exhibits is set forth on the Index of Exhibits.

ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby further undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities up to an aggregate of $10,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 8, 1997.

                                  TEXFI INDUSTRIES, INC.



                                  By: /s/ Richard L. Kramer
                                       Name: Richard L. Kramer
                                       Title:  Chairman of the Board

         Each person whose signature appears below hereby severally constitutes and appoints William L. Remley and Richard C. Hoffman, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   NAME                      TITLE                             DATE


   /s/  Richard L. Kramer             Chairman of the Board                   July 8, 1997
--------------------------------
         Richard L. Kramer



   /s/ William L. Remley              Chief Executive Officer and Vice        July 8, 1997
-------------------------------         Chairman of the Board
         William L. Remley



   /s/  Andrew J. Parise, Jr.         President, Chief Operating              July 8, 1997
--------------------------------        Officer and Director
         Andrew J. Parise, Jr.


                                             II-5




                   NAME                            TITLE                          DATE



   /s/  Richard C. Hoffman            Secretary and Director                  July 8, 1997
--------------------------------
         Richard C. Hoffman



  /s/  Joel J. Karp                   Director                                July 8, 1997
-----------------------------------
         Joel J. Karp



   /s/  John D. Mazzuto               Director                                July 8, 1997
---------------------------------
         John D. Mazzuto



   /s/  Dane L. Vincent               Vice President, Chief Financial         July 8, 1997
-------------------------------        Officer and Treasurer
         Dane L. Vincent




                                INDEX OF EXHIBITS


 EXHIBIT NUMBER                       EXHIBIT


     *4.1 Restated Certificate of Incorporation of Registrant dated August 13, 1969, filed as Exhibit
                              (3)(a)(1) to Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1980.

     *4.2 Certificate of Amendment of Certificate of Incorporation of Registrant dated March 16, 1972, filed as Exhibit (3)(a)(2) to Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1980.

     *4.3 Certificate of Amendment of Certificate of Incorporation of Registrant dated March 27, 1978, filed as Exhibit (3)(a)(3) to Registrant's Form 10-K Annual Report for the fiscal year ended October 31, 1980.

     *4.4 Certificate of Amendment of Certificate of Incorporation of Registrant dated March 19, 1978, filed as Exhibit 4.4 to Registrant's Form S-8 Registration Statement (No. 33-14697).

     *4.5 Certificate of Amendment of Certificate of Incorporation of Registrant dated March 20, 1987, filed as Exhibit 4.5 to Registrant's Form S-8 Registration Statement (No. 33-14697).

     *4.6 Certificate of Amendment of Certificate of Incorporation of Registrant dated September 28, 1987, filed as Exhibit 4(a)(6) to Registrant's Form S-2 Registration Statement (No. 33-14697).

     *4.7 Certificate of Designations of Registrant dated November 20, 1987, filed as Exhibit 4(a)(7) to Registrant's Form S-2 Registration Statement (No. 33-16794).

     *4.8 Certificate of Designations of Registrant dated March 8, 1988, filed as Exhibit 4(a)(8) to Registrant's Form S-2 Registration Statement (No. 33-20131).

     *4.9 Certificate of Designations of Registrant dated August 4, 1988, filed as Exhibit 4(a)(9) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended July 29, 1988.

     *4.10 Bylaws of Registrant, filed as Exhibit 4.6 to Registrant's Form S-8 Registration Statement (No. 33-14697).

     *4.11                    Amendment to Bylaws of Registrant, filed as
                              Exhibit 4(b)(2) to Registrant's Form S-2
                              Registration Statement (No. 33-16794).

     *4.12 Amendment to Bylaws of Registrant adopted by Registrant's Board of Directors on January 18, 1991, filed as Exhibit 3(b)(3) to Registrant's Form 10-K Annual Report for the fiscal year ended November 2, 1990.

     *4.13 Amendment to Bylaws of Registrant adopted by Registrant's Board of Directors on August 31, 1994, filed as Exhibit 4(b)(4) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended July 29, 1994.

EXHIBIT NUMBER
                                                       Exhibit

     *4.14 Amendment to Bylaws of Registrant adopted by Registrant's Board of Directors on September 7, 1994, filed as Exhibit 4(b)(5) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended July 29, 1994.

     *4.15 Indenture between Registrant and Rhode Island Hospital Trust National Bank, Trustee, with a copy of Subordinated Debentures due April 1, 1995, Series A, Subordinated Debentures due April 1, 1995, Series B and Subordinated Extendible Debentures due April 1, 2000, Series C attached, filed as Exhibit 4(f) to Registrant's Form S-2 Registration Statement (No. 33-32485).

     *4.16 First Supplemental Indenture between Registrant and Rhode Island Hospital Trust National Bank, Trustee, with a revised Subordinated Debenture due April 1, 1995, Series B attached, filed as Exhibit 4 to Registrant's Form 8-K Current Form dated May 16, 1990.

     *4.17 Indenture dated October 1, 1991 between Registrant and First National Bank of Boston, Trustee, with copy of 11-1/4% Convertible Senior Subordinated Debenture due October 1, 1997, filed as Exhibit 4(a)(1) to Registrant's Form 10-K Annual Report for the fiscal year ended November 1, 1991.

     *4.18 Indenture dated September 8, 1993 between Registrant and First Union National Bank of North Carolina, Trustee, with copy of 8-3/4% Senior Subordinated Debenture due August 1, 1999, filed as Exhibit 4(c)(2) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended July 30, 1993.

     *4.19 First Supplemental Indenture dated as of March 10, 1995 between Registrant and First Union National Bank of North Carolina, as Trustee, filed as
                              Exhibit 4(a)(1) to Registrant's Form 8-K Current Form as of March 15, 1996.

     *4.20 Second Supplemental Indenture dated as of March 15, 1996 between Registrant and First Union National Bank of North Carolina, as Trustee, filed as Exhibit 4(a)(2) to Registrant's Form 8-K Current Form as of March 15, 1996.

     *4.21 Specimen Common Stock ($1 par value) certificates, filed as Exhibit 4.01 to Amendment No. 2 to Registrant's Form S-1 Registration Statement (No. 2-41653).

     *4.22 Rights Agreement dated July 22, 1988 between Registrant and First Union National Bank of North Carolina, as Rights Agent, filed as Exhibit 1 to Registrant's Form 8-K Current Form dated July 22, 1988.

     *4.23                    Form of Rights Certificate, filed as Exhibit B to
                              Exhibit 1 to Registrant's Form 8-K Current Form dated July 22, 1988.

EXHIBIT NUMBER                          Exhibit

     *4.24 Amendment to Rights Agreement between Registrant and First Union National Bank of North Carolina dated October 31, 1988, filed as Exhibit 4(e)(3) to Registrant's Form S-2 Registration Statement (No. 33-32485).

     *4.25 Second Amendment to Rights Agreement dated May 24, 1994 between Registrant and First Union National Bank of North Carolina, as Rights Agent, filed as
                              Exhibit 4(e)(4) to Registrant's Form 10-Q
                              Quarterly Report for the fiscal quarter ended April 29, 1994.

     *4.26 Third Amendment to Rights Agreement dated December 16, 1994 between Registrant and First Union National Bank of North Carolina, as Rights Agent, filed as Exhibit 4(c)(5) to Registrant's Form 10-K Annual Report for the fiscal year ended October 28, 1994.

     *4.27 Credit Agreement dated as of March 15, 1996 among Registrant, as Borrower, certain Lenders referred to therein, NationsBank, N.A., as Agent, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(1) to Registrant's Form 8-K Current Report dated March 15, 1996.

     *4.28 Security Agreement dated as of March 15, 1996 between Registrant, as Grantor, and NationsBank, N.A., as Agent for certain Lenders referred to therein, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(2) to Registrant's Form 8-K Current Report dated March 15, 1996.

     *4.29 Form of Deed of Trust and Security Agreement (North Carolina property) dated as of March 15, 1996 between Registrant, as Grantor, TIM, Inc., as Trustee, and NationsBank, N.A., as Beneficiary and Agent for certain Lenders referred to therein, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(3) to Registrant's Form 8-K Current Report dated March 15, 1996.

     *4.30 Form of Mortgage and Security Agreement (South Carolina property) dated as of March 15, 1996 between Registrant, as Grantor, and NationsBank, N.A., as Beneficiary and Agent for certain Lenders referred to therein, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(4) to Registrant's Form 8-K Current Report dated March 15, 1996.

     *4.31 Deed to Secure Debt and Security Agreement (Georgia property) dated as of March 15, 1996 between Registrant, as Grantor, and NationsBank, N.A., as Beneficiary and Agent for certain Lenders referred to therein, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(5) to Registrant's Form 8-K Current Report dated March 15, 1996.

     *4.32 Form of Assignment of Factoring Proceeds dated March 15, 1996, filed as Exhibit 2(a)(6) to Registrant's Form 8-K Current Report dated March 15, 1996.

EXHIBIT NUMBER                                  Exhibit

     *4.33 First Amendment dated May 10, 1996 to the Credit Agreement dated March 15, 1996 among Registrant, as Borrower, certain Lenders referred to therein, NationsBank, N.A., as Agent, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(7) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended May 3, 1996.

     *4.34 Waiver Agreement dated June 14, 1996 to the Credit Agreement dated March 15, 1996 among Registrant, as Borrower, certain Lenders referred to therein, NationsBank, N.A., as Agent, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(8) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended May 3, 1996.

     *4.35 Second Amendment dated September 12, 1996 to the Credit Agreement dated March 15, 1996 among Registrant, as Borrower, certain Lenders referred to therein, NationsBank, N.A., as Agent, and NationsBanc Commercial Corporation, as Disbursing Agent, filed as Exhibit 2(a)(9) to Registrant's Form 10-Q Quarterly Report for the fiscal quarter ended August 2, 1996.

     *4.36 Third Amendment dated January 30, 1997 to the Credit Agreement dated March 15, 1996 among Registrant, as Borrower, certain Lenders referred to therein, NationsBank, N.A., as Agent, and NationsBanc Commercial Corporation, as Disbursing Agent.

     5.1 Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C., counsel to the Company.

     23.1 Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Schell Bray Aycock Abel & Livingston P.L.L.C. (included in exhibit 5.1).

     24.1 Powers of Attorney (included on the signature page hereof).








-------------------------------------------
* Incorporated by reference to previous filing.

                   [S-3 to come]